Exhibit 10.2

LEAVE AND LICENSE AGREEMENT

THIS AGREEEMENT OF LEAVE AND LICENSE made at PUNE this ___15th___ day of October, 2010.
Between

Shri Subhash Dattatraya Angal, having address at 783/B, “Vishnu Prasad”,Opp. Kamla Nehru Park,Pune- 411004., hereinafter referred to as “the Licensor” (which expression shall unless repugnant to the context or meaning thereof be deemed to mean and include his successors and assigns) of the One Part
AND

CrossCountry Infotech Pvt. Ltd., a company incorporated under the Companies Act, 1956 and having its registered office at G1, Sigma House,
Near ICC Tech Park, Senapati Bapat Road, Pune-411016, Maharashtra, India, hereinafter referred to as “the Licensee” of the Other Part.

WHEREAS

(i)
The Licensor represented that he is owner and absolutely seized and possessed of or otherwise is well and sufficiently entitled as a lawful owner to give the commercial office space at the Building “Meridian Plaza”, consisting of Basement, Ground, First, Second, Third, Fourth and Fifth Floor and situated at Sr. No. 108 / 8 / 1 + 2 /1; Senapati Bapat Road, Pune 411 053, totally admeasuring built-up area of 20,700 sq.ft. (hereinafter referred to as the “Licensed Premises”), which is more particularly described in the Schedule I of this Agreement.

(ii)
The Licensor represented that the property originally belonged to the joint family of his father, Dr. Dattatraya Sadashiv Angal. The Licensor further represented that, the said Dr. Dattatraya Sadashiv Angal along with his wife, Mrs. Kamalbai and 2 sons namely, Subhash Dattatraya Angal (the Licensor herein) and Jayant, executed a Deed of Partition dated 16th August 1963 and registered as Serial No. 1510 at SRO Haveli by which the lands comprised in SF No. 108/8 (Hissa 1 and 2) (upon which the Licensed Premises has been built up) devolved into the share of Dr. Dattatraya Sadashiv Angal, Kamalabai and Subash Dattatraya Angal.

(iii)
The Licensor further represented that, Dr. Dattatraya Sadashiv Angal executed his Last will and Testament dated 7th December 1966 bequeathed his share in the lands comprised in SF No.108/8 (Hissa 1 and 2) to and in favour of the Licensor herein and the Last Will and Testament of Dr. Dattatraya Sadashiv Angal came into effect after his demise on 18th January 1981.

(iv)
The Licensor further represented that, Dr. Dattatraya Sadashiv Angal, Mrs. Kamalabai, (being the parents of the Licensor) and the Licensor partitioned various properties of the joint family vide a Deed of Partition dated 23rd July 1969 and registered as Serial No. 3811 at SRO Haveli.

(v)
The Licensor further represented that the said Dr. Dattatraya Sadashiv Angal, Mrs. Kamalabai and the Licensor had represented to the Pune Municipal Corporation for the amalgamation and renumbering of the Survey Field No. 108/8 Hissa 1 and Survey Field No. 108/8 Hissa 2 and the Pune Municipal Corporation has, vide its letter dated 8th November 1968 renumbered the same as Survey Field No. 108/8/1+2/1 measuring an extent of about 13,307.55 Sq.Ft and Survey Field No. 108/8/1+2/2 measuring an extent of about 15,247 Sq.Ft respectively.

(vi)
The Licensor further represented that, subsequent to the demise of his father, Dr. Dattatraya Sadashiv Angal on 18th January 1981 and as per the Last Will and Testament of Dr. Dattatraya Sadashiv Angal, his share in the land comprised in Survey Filed Nos. 108/8/1+2/1 and 108/8/1+2/2 had been bequeathed to and in favour of the Licensor herein.

(vii)
The Licensor further represented that, the Licensor herein and Mrs. Kamalabai, mother of the Licensor herein entered into a Deed of Partition dated 24th July 1985 and registered as Serial No. 6142 at SRO Haveli II and vide the said Deed of Partition, the lands comprised in Survey Field Nos. 108/8/1+2/1 and 108/8/1+2/2 devolved upon in favour of the Licensor herein and thus the Licensor became the absolute owner and titleholder in possession of the said lands comprised in Survey Field Nos. 10/8/1+2/1 and 10/8/1+2/2 and after observing all formalities and obtaining due sanction of the construction plan and permission from municipal authorities he has built the building “Meridian Plaza”.

(viii)	The Licensee is engaged in the business of Information Technology & Information Technology Enabled Services with due registration of Software Technology Parks of India.
(ix)
The Licensor represented that he is sufficiently entitled to License the Licensed Premises and have not, nor anyone on their behalf done, committed or omitted any act, deed, matter or thing whereby their right to own, hold, use, occupy, sell or transfer the Licensed Premises is or can be forfeited, extinguished or rendered void or voidable.  Notwithstanding any arrangement that the Licensor may have with any third party in respect of the Building including financial institutions, the Licensor hereby represents that he has the absolute right and legal authority to negotiate/enter into Leave and License Agreement in favour of the Licensee in respect of the Licensed Premises.

(x)
The Licensor further represented and confirmed that the Licensed Premises and the lands upon which it has been built are not the subject of any existing, perceived, or anticipated litigation or claims of any nature whatsoever, made by any party, including claims by any court of law, government authority or regulatory body or any acquisition proceedings (intended or actual).

(xi)
The Licensor represented and confirmed that he has already received the all licenses and permissions, including the final Occupancy Certificate in respect of the entire Licensed Premises and provided a copy of the same to the Licensee. The Licensor fully confirms that the Licensed Premises are constructed as per the Sanctioned Plan and there is no deviation or violation of whatsoever nature.

(xii)
The Licensor represented and confirmed that the Licensed Premises conforms in all respects with all applicable laws required for occupation and use as an IT unit registered with Software Technology Parks of India or otherwise.

(xiii)
The Licensor represented and confirmed that all property taxes and all other outgoings in respect of the Building including the Licensed Premises have been properly remitted and there are no arrears, outstanding or dues payable to any government authorities, agencies or statutory bodies.

(xiv)
Based on the above representations, confirmations and assurances of the Licensor, the Licensee has approached the Licensor with a request to allow the Licensee to use and occupy the said premise for carrying on its business, for a period of 60 Months (5 Years), on Leave and License basis, with a lock in period of 36 (thirty six) months.

(xv)
The Licensor agrees to grant to the Licensee and Licensee accepts from the Licensors the License to enter upon, use, occupy, possess and enjoy the Licensed Premises, being the office premises situated at the Basement, Ground, 1st, 2nd, 3rd, 4th and 5th Floor of the building “Meridian Plaza”, situated at survey Sr. No. 108 / 8 / 1 + 2 /1; Senapati Bapat Road, Pune 411 053  totally admeasuring built-up area of 20,700 sq. ft. on the terms and conditions and for the consideration as mentioned herein under.

(xvi)	The Effective Date of this Leave and License agreement shall be 1st December 2010.

NOW THIS AGREEMENT WITNESSETH AND IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES HERETO AS UNDER:

1.	GRANT OF LICENSE

(i)
In consideration of the license fees hereby reserved and in further consideration of the covenant hereinafter contained on the part of the Licensee, to be paid, observed and performed, the Licensor hereby grants to the Licensee and the Licensee hereby accepts from the Licensor the license to use and occupy the Licensed Premises situated at Basement+Ground+5 floors  in the building “Meridian Plaza”, Sr. No. 108 / 8 / 1 + 2 /1;  Senapati Bapat Road, Pune 411 053, admeasuring built-up area of 20,7000 sq.ft. for a period of 5 Years, There will be a lock in period of 36 (thirty six) months effective 1st  December 2010 to 30th November  2013 (“Lock in Period”) and either party shall not be entitled to terminate this License.  On completion of the lock in period the Licensee shall be entitled to terminate this agreement by giving a three month notice. It is hereby fully clarified that notice to terminate the License can be given by the Licensee even during the lock in period in the manner that the termination of License by the Licensee takes effect immediately on completion/expiry of the Lock-in period.  Notwithstanding the above lock in period above, in case the Licensor breaches any terms and conditions of the agreement or any of his representations and warranties proves to be incorrect or misleading in any material respect, the Licensee shall be fully entitled to terminate the license even during the lock in period, by giving a 30 (thirty) days notice to the Licensor.   After the Lock in Period, the use of the Licensed Premises by the Licensee for additional period of 24 months will be at the sole option of the Licensee.

2.	PURPOSE

The Licensee shall use the Licensed Premises solely and exclusively for the purpose of carrying on business of software solutions, developments, and services and such other related services in the Information Technology sector (“the said business”) and for no other purpose.

3.	COMMENCEMENT DATE

The Licensor hereby grants to the Licensee the premises on license from 1st December 2010 thereby granting unrestricted and uninterrupted right to Possess, occupy and use the Licensed Premises. The License granted and the payment of  License Fees herein shall commence from the day of 1st December 2010 (hereinafter referred to as “the Commencement Date”).

4.	TERMS OF LICENSE

This License shall be for a period of 5 years from the Commencement Date i.e. 1st December 2010 to 30th November 2015 (“the License Period”). It is clarified that except as provided in this Agreement, neither the Licensee nor the Licensor shall be entitled to terminate this Agreement subject to clause 1 and clause 9 hereof, before the first 36 months.

5.	LICENSE FEE AND OTHER AMOUNTS

The Licensee shall from the Commencement Date pay, without demand and/or demur (subject to deduction of income tax at source) to the Licensor for use and occupation of the Licensed Premises along with the interior and fit outs, all-inclusive compensation or License fee aggregating to Rs. -12,42,000 (Rupees –Twelve Lakhs Forty Two Thousand Only) per month calculated at Rs. 60/- per sq.ft.  of the built-up area of 20,700 sq.ft) for the Income Tax Laws or any other statutory laws applicable or as may be in force from time to time.  The Licensee shall deduct such taxes applicable from the amount payable to the Licensor, save and except the service tax. It has also been agreed that the Licensee shall pay without demand and/or demur the License fee in advance to the Licensor on or before the 10th day of each calendar month. Any delay on the part of the Licensee to make payment of the License fee on the respective due date shall entitle the Licensor to charge interest on the due amount at rate of 12% p.a from the respective due date till the date of payment. The aforesaid right of the Licensor to charge interest shall be in addition to and without prejudice to its right to terminate this Agreement as provided in clause 9 of this agreement. It has also been agreed by and between the parties hereto that after completion of every 1 year the rental (license fees) shall stand increased by 5%. The License fees schedule for the license period will be as follows: -

Agreement Period	License Fees INR/Month
1st December 2010 to 30th November 2011	1242000
1st December 2011 to 30th November 2012	1304100
1st December 2012 to 30th November 2013	1369305
1st December 2013 to 30th November 2014	1437770
1st December 2014 to 30th November 2015	1509659

5.1
On and from the Commencement Date, the Licensee shall, in addition to the payments mentioned in clause 5.1, be liable to pay/reimburse without delay and/or demur, directly to the all charges for electricity actually consumed for its own use in the Licensed Premises as per the bills sent by the Electricity Authorities to the Licensee in this regards based on the actual amount charged by the electricity authorities or received by the Licensee directly from the electricity company.      In this regard the Licensor has a  separate electricity meter(s) for 3 phase connection of required capacity in the licensed property, licensee will do the transfer of the meter on Licensee’s name by paying the initial deposit, demand charges, etc., as may be required by the Electricity Authorities.   It is hereby fully clarified that subsequent to the occupancy of the Licensed Premises by the Licensee, if the Electricity Authorities raise any demand seeking any incremental deposit or load charges or demand charges in respect of the electricity meter(s) through which electricity being consumed by the Licensee commensurate with its business requirements, the same shall be fully borne by the Licensee. Licensee  shall be also obligated to pay only the electricity charges as per its own consumption, as per the electricity bill that will be received by the respective electricity authorities.   Besides, if any additional deposit / load charges / demand charges in respect of the electricity connection in the Licensed Premises becomes payable by the Licensee for any reason, the same shall be treated as advance and the Licensee shall be fully entitled to obtain the refund of the same from the Licensor at the time of vacating the Licenses Premises, in the same manner as would be the case for the refund of the security deposit.  The Licensee shall also, on and from the Commencement Date, be entitled to obtain telephone connection in the Licensed Premises and shall be liable to pay the charges thereon directly to the service provider, as per bills received from the said service provider.

5.2
During the period of the agreement and any renewal thereof, Licensee shall, save as provided herein, not bear and pay any taxes and or outgoing payable in respect of the said premises and the Licensor shall pay all the Municipal taxes, ground rent, cesses, property tax, Duties and other outgoings due in respect of the said premises and all increases thereto arising during the period of the agreement or any renewal thereof. The Licensee shall not be required to make any such aforesaid payment. All applicable service taxes and any increase in the service taxes shall be borne by the Licensee.   In this regard the Licensor fully understands that as an exporter of software products and services, the License is fully entitled to refund / waiver of service tax paid / payable by it.  Accordingly, the Licensor hereby agrees and confirms that any service tax collected from the Licensee by the Licensor shall be duly deposited with the authorities by the Licensor and proof of the said deposit would be provided to the Licensee to facilitate the Licensee obtaining refund of the same.

5.3
The Licensor shall provide the entire space available for parking on basement and ground floor for Car and two wheeler parking which will be reserved for the Licensee in the building in which the Licensed Premises are situated for the exclusive use of the Licensee, at no additional cost to the Licensee.

5.4
The Licensor shall provide space for recreation like Table Tennis, Pool table and cafeteria etc. on the terrace of the Licensed Premises for the exclusive use and enjoyment of the Licensee at no additional cost. In this regard, it is agreed that the Licensee shall be entitled to cover the space on terrace with temporary roofing and place movable equipments at its own cost with prior permission in writing from the Licensor.

5.5
There will be no maintenance charges which shall be payable by the Licensee to the Licensor in respect of the maintenance of the Licensed Premises and the maintenance of the Licensed Premises shall be at the cost and to the choice of the Licensee.

6.	SECURITY DEPOSIT

The licensee has agreed to pay the licensor a total security deposit of 10 months rent in the following manner:

●	On execution of the LoI Dated 22nd September 2010, the Licensee has paid the Licensor a sum of Rs. 12, 42,000/- (Rupees Twelve Lakhs Forty Two Thousand Only) as interest free security deposit.

●
The balance deposit amounting to Rs 1, 11, 78,000 /-(Rupees One Crore Eleven Lakhs Seventy Eight Thousand only) shall be paid by the licensee to the licensor on 1st December 2010 or possession of the Licensed Premises whichever is later.

The said deposit will remain with the Licensor during the terms of the Leave and License under this Agreement and the same will be refunded to the Licensee on expiry of terms of Leave and License or on early termination of this Agreement and simultaneously and forthwith at the time of the Licensee handing over the vacant possession of the Licensed Premises to the Licensor.

6.1
Refund of Security Deposit

On the expiry of the said period of 60 months (5 Years) or sooner determination/ termination thereof, the Licensor shall save as provided in clause 9 herein, refund to the Licensee the said security deposit, without interest simultaneously with the Licensee removing itself, its agents, employees, staff and all other person/s in occupation of the Licensed Premises. The Licensor shall refund the said security deposit after deducting there from all or any amount outstanding towards arrears of rent, if any and payable by the Licensee to the Licensor under this Agreement for the Licensed Premises.  In this regard the Licensor shall, within 10 days from the date of notice terminating the License under this Agreement or 10 days prior to the effective date of termination of the License, as the case may be, duly notify the Licensee, all such deductions in writing, along with copies of all supporting substantiating the claim of the Licensor and shall provide adequate opportunity to the Licensee to fully verify and confirm such deductions. It is hereby fully clarified that such deductions shall not be made towards expenses/charges in respect of normal wear and tear of the Licensed Premises due to passage of time and usage. If the Licensor fails and neglects to refund the security deposit or balance security deposit on the Licensee ready to handover vacant and peaceful possession of said Licensed Premises, in that event Licensee shall be entitled to the refund of said security deposit together with 18% interest from date when the Licensee is willing to handover the possession of the licensed premises till payment by the Licensor and realization thereof by the Licensee. In addition, in such event of failure by the Licensor to refund the Security deposit, the Licensee shall continue to remain in possession of the Licensed Premises, without paying the Licensor any amount by way of license fees or otherwise, until such time the Licensor refunds the entire Security deposit together with interest thereon at the rate 18% p.a to be calculated from the date on which the amount of the Security deposit becomes refundable and payable by the Licensor till the date on which the actual amount of the security deposits is refunded to the Licensee. Until the Licensor refunds the entire Security deposit to the Licensee, the Licensee shall constitute and have a charge on the Licensed Premises without prejudice to and in addition to the other legal rights of the Licensee. Besides, notwithstanding whatever is stated hereinabove and without prejudice to the rights conferred on the Licensee for such failure on the part of the Licensor, in case of the Licensor fails to refund the amount of the Security deposit to the Licensee within 3 months from the date of expiry or earlier determination/termination of this agreement, as the case may be, the Licensee shall have the right to sublease / sublicense the entire or any portion of the Licensed Premises and receive the rent thereon to be appropriated towards the dues of the Licensee.

6.2
The Licensee shall be fully entitled to bring in and install its furniture, fit outs and equipments in the Licensed Premises and on termination of this Agreement the Licensee shall remove all Server, Computers Hardware and Software, Computer Networking, EPBX, Telephone Instruments, and all other office Equipments belonging to the Licensee from the Licensed Premises (save and except all the furniture, fitting and fixtures, floorings, ceilings, Air Conditions, Electrical fittings, UPSs and wiring/cabling which has been provided by the Licensor).  It is hereby fully clarified that all Licensee made improvements and fit outs in the Licensed Premises shall be always owned by the Licensee and at the expiry or earlier termination of the License, the Licensee shall be fully entitled to remove and take away such improvements and fit outs to the extent possible or otherwise deal with the same as long as the same does not cause any material damage to the Licensed Premises.

7.	LICENSEE’S COVENANTS

7.1	The Licensed Premises shall be utilized by the Licensee solely and exclusively for carrying on the business as aforesaid and for no other purpose whatsoever.

7.2
The Licensee shall carry on business only in their products/services/software/ trade name as specified in clause 2 hereinabove and shall not carry on any other business or activity from the Licensed Premises throughout the License period.

7.3
The Licensee shall use the Licensed Premises for the purpose of carrying on the aforesaid business on all days on 24 X 7 days basis subject to the provisions of Shops and Establishment Act and Rules thereof or any other enactment / rules prevailing from time to time.

7.4
The Licensee shall pay to the Licensor the license fee as stipulated in clause 5.1 above promptly and on the respective due dates thereof and if the Licensee without any reasonable cause fails and neglects to pay the said Licensed fee on its due dates for a period of three consequent months in spite of a 30 days notice from the Licensor in that event the Licensor shall be entitled to deduct the outstanding License fee from the interest free security deposit of the Licensee lying with the Licensor and terminate this Agreement by giving one month’s further notice to the Licensee.

7.5
The Licensee shall not do or suffer to be done anything in the Licensed Premises, which is or is likely to be a nuisance or annoyance to the other occupants of the neighboring premises or to prejudice the right of the Licensor as the owner of the Licensed Premises in any manner whatsoever. The Licensee shall not do or cause or allow or permit to be done in or around the Licensed Premises anything of an illegal or immoral nature.

7.6
The Licensee shall not store or allow being stored and/or displaying or selling in the Licensed Premises any goods, articles or things of a hazardous inflammable explosive corrosive toxic or combustible nature and / or any contraband goods.

7.7	The Licensee shall not do or suffer to be done anything whereby the Licensor’s right to hold the Licensed Premises is voided, forfeited or extinguished.

7.8
The Licensee shall pay the said License fee in advance to the Licensor on or before the 10th day of each calendar month. It is hereby agreed by the Licensee that in the event of Licensor’s arranging with any bank or financial institution for discounting the amount of License Fee receivable by it under this Agreement, the Licensee, upon receipt of written instruction from the Licensor to that effect, shall pay the amount of License Fee payable under this agreement to the Bank or Financial institution as the case may be as directed by the Licensor and the Licensor hereby confirms and agrees that such payment shall constitute a proper, valid and effective discharge of the Licensee’s obligations for payment of the License Fee to the extent of amount paid under this Agreement.

7.9
The Licensee shall not transfer, assign or induct any third party or creates any third party interest in the Licensed Premises or any part or portion thereof.  However, concurrent usage of the Licensed Premises by any group company shall not be treated as inducting a third party or creation of any third party interest.

7.10
The Licensee shall not make any structural alteration to the Licensed Premises and shall not make any construction or erection of a permanent nature in the Licensed Premises without prior permission from the Licensor, which permission shall not be unreasonably withheld.

7.11
The Licensee shall not do or suffer to be done in or around or upon the Licensed Premises any act or omission, whereby any policy of insurance taken by the Licensor in respect of the Licensed Premises may become void or voidable or whereby the premium payable in respect thereof may be increased.

7.12
The Licensee shall during the License period, observe, perform, conform and comply strictly with the provisions hereof, the rules, regulations, enactments and bye-laws of the Municipal Corporation of Pune.

7.13
The Licensee shall remove itself and its permitted belongings as mentioned elsewhere in this Agreement, employees, staff, and agent and all other person from the Licensed Premises upon expiry or sooner determination of this Agreement on the Licensor simultaneously and forthwith refunding the interest free security deposit to the Licensee.

7.14
In addition to the payment of the License Fee, the Licensee shall also be liable during the License period pay to the concerned authorities directly or reimburse the amount for the following charges based on actuals and on the proof of actual payment having been provided by the Licensor, the following: -

(a)
Telephone charges and rental in respect of separate telephone lines, leased lines and any other telecom infrastructure either taken directly by the Licensee in its own name or provided by Licensor in the Licensed Premises;

(b)
Electricity charges for the electricity consumed by the Licensee in the Licensed Premises in accordance with the electricity bills received for separate electricity meter provided by the respective electricity authorities in the Licensed Premises.

7.15
The Licensee hereby covenants with the Licensor that it will obtain all necessary approvals/licenses and sanctions from the concerned authorities for carrying on its business and comply with all the conditions of such licenses/approvals/ sanctions and take appropriate insurance policy and third party insurance at its own cost for furniture, fixtures, goods and articles belonging to the Licensee and lying in / brought in to the Licensed Premises. The claim shall lie with the Licensee till the expiration or termination of this Agreement. In the event the fitments and interiors provided by the Licensor are damaged due to any cause attributed to the Licensee (normal wear and tear and expiry of useful life due to passage of time are excepted) during the Licensee period, the Licensee shall redo the interiors and fitments in the licensed premises.

7.16	The Licensee shall keep and maintain and use the Licensee premises in good order and condition except for reasonable wear and tear during the term of this Agreement.

7.17
The Licensee shall permit the Licensor, its agents, employees and/or authorized representative to enter upon the Licensed Premises for inspection and to carry out repair at reasonable time as and when necessary on giving two working days advance notice in writing.   Any such inspection or repair shall not disturb the normal working of the Licensee in the Licensed Premises.

7.18
Licensor has leased space to various ATMs on the ground floor of the building, licensee agrees to provide an access for installation or maintenance of the Dish Antennas/ Communication Equipments on terrace of the building with advance notice to Licensee from the respective representatives.

7.19	The Licensee agree and confirm that the rights granted to the Licensee under this Agreement is limited and restricted to use of the Licensed Premises.

7.20	The Licensee shall be liable for maintenance of the Licensed Premises as per its own choice and at its own cost.

7.21	AMCs of the equipments;

i.	AC, UPS, Lifts, Access Control System will be under comprehensive AMC will be done by the licensee.

ii.
Diesel Generators & AMS Panels will be done by the licensee. Any replacements of the parts/ goods are required in the above mentioned equipments which are not covered under AMC; cost of the same will be borne by the Licensor. In case the said equipments needs to be replaced completely the same will carried out by the Licensor at his own cost, promptly and expeditiously.

7.22
In case Licensee fails to vacate the premises on expiry of the leave license agreement without there being any fault, lapse or breach on the part of the Licensor and the Licensor is ready and willing to refund the interest free security deposit of the Licensee, Licensee shall be liable to pay INR 10,00,000 per month as liquidated damages to the licensor in addition to the monthly license fees.

7.23	The Licensee will observe and perform following terms and conditions.

A.	To employ and engage as its own employee or subcontractors for running the Licensed Premises and to pay their wages and salaries promptly.

B.
To ensure that all persons employed behave in an orderly and disciplined manner and that the said employees are prohibited from carrying any unfair activities in the Licensed Premises and/or within the said building and / or in the vicinity of the said building.

C.	The Licensee and its staff shall not do any act which may cause nuisance or annoyance to the Licensor or other occupants of the neighboring premises.

D.	The Licensee shall not affix or exhibit any other signage on the exterior of the Licensed Premises other than the earmarked space without the written permission of the Licensor.

E.	To keep the Licensed Premises clean and respectable.

7.24	Indemnity

TheLicensee hereby agrees to indemnify and keep indemnified the Licensor against any claim and loss or damages the Licensor may actually sustain or suffer or costs charges and expenses the Licensor may incur or for which the Licensor may become or be held liable or responsible, if any of its customer or any one else including any public authorities should hold them responsible or liable for payment of any loss or damage or costs, charges or expenses or proceedings of any nature whatsoever arising out of any act deed matter or thing done or not done or committed or any negligence or default or breach of promise or contract or violation on the part of the Licensee or its representatives in the course of rendering services or otherwise to the customers of the Licensee or otherwise, provided that cause of all such loss or damages are directly attributed to the Licensee. The Licensor shall indemnify and hold harmless the Licensee, for any loss, damage or expenses incurred or suffered by it arising out of any act deed matter or thing done or not done or committed or any negligence or default or breach of promise or contract or violation on the part of the Licensor or any of the Licensor’s employees, servants or agents with regard to the Licensors property and / or the Licensed Premises or for any of the Licensors Covenants, representations or warranties proving to be false or misleading in any material respect or otherwise.

8.	Licensors Covenants

8.1
The Licensor hereby confirms that save and except creating security by way of mortgage / charges in or upon the said licensed premises in favour of Bank / Financial Institution for raising finance, the Licensor has not created any third party interest in the Licensed Premises or the Licensee fees to be received therefrom. In the event the Licensor defaults the payments of such mortgage, the Licensor shall indemnify and hold harmless the Licensee and shall safeguard all the rights of the Licensee, till the term of this Agreement including extensions if any.

8.2
Notwithstanding anything contained in this Agreement, the parties hereto expressly agree and declare that the Licensor shall be entitled at its discretion to sell and / or otherwise dispose of the Licensed Premises or any portion thereof during the subsistence of this Agreement to any third party whomsoever with a prior written notice of a period of 60 (Sixty) days to the Licensee. Provided however that such third party enters into an identical agreement with the Licensee for the remainder of the License period of this Agreement and the rights of the Licensee are not affected in any manner.

8.3
That the Licensor represents and warrants that he is  the lawful owner and titleholder of the Licensed Premises and the land upon which the Licensed Premises has been built and is fully empowered, authorized and able to execute this Leave and License Agreement.

8.4
That the Licensor represents and warrants that the Licensed Premises including the building in which the Licensed Premises are situated having constructed strictly as per the approved plan of Municipal Authorities / Town Planning bodies in Pune and there is no deviation or violation of such approved / sanctioned plan.  Besides, all necessary permissions and approvals in respect of constructing, using and occupying the building in which the Licensed Premises are situated have been duly obtained and the terms and conditions stipulated therein have been and is being duly complied with.

8.5
That the Licensee shall be fully able to access the Licensed Premises from the main road and approach road connecting the building “Meridian Plaza” with the main road, without any let, hindrance, obstruction or objection of whatsoever nature from anybody.

8. 6
The Licensor covenants that upon the Licensee paying the License fee herein reserved and all other payments and observing and performing the terms and conditions on the Licensees part herein contained, the Licensee shall be entitled to peaceful and quiet use and enjoyment of the Licensed Premises during the period of the License free from any interference, objection, evictions, claim, interruptions and demand whatsoever by the Licensor or any other person connected to or claim through the Licensor.

8.7	The Licensor by way of this Agreement grants to the Licensee the right of way to the entire Licensed Premises for the exclusive use and enjoyment of the same.

8.8
The Licensor shall fully insure the Licensed Premises along with all equipments, furniture and fixtures provided by the Licensor thereon against flood, fire, earthquake, other natural calamities and other insurable risks and may provide proof of such insurance policies to the Licensee.

8.9
For the purpose of its business, the Licensee shall be required to install communication tower, dish antenna, equipment, etc., at the terrace of the Licensed Premises.  The Licensor shall ensure that the Licensee is able to do so and if any permission in this regard is necessary in this regard from any governmental authority and any NOC or other document is required from the Licensor in this regard, the Licensor shall provide all such NOCs, documents and papers which are required by the Licensee for the purpose of installation of such communication tower, etc.

8.10
The Licensee shall be conducting its business in the Licensed Premises in the field of Information Technology Enabled Services and BPO activities under the STP Scheme of Government of India.  Therefore the Licensee shall be fully entitled to register the Licensed Premises with STPI under STP Scheme and bond the Licensed Premises with the customs authorities and the Licensor or anybody connected with the Licensed Premises shall not have any objection whatsoever in this regard and shall provide all necessary documents, papers, no objection letters, etc., to the Licensee.

9	TERMINATION & CONSEQUENCES

9.1
In the event of the Licensee committing a breach of any of the terms of this Agreement and failing, within 60 days, to remedy or make good such breach on receipt of notice in writing from the Licensor, the Licensor shall be entitled to forthwith terminate this Agreement and to refund the balance amount of the interest free security deposit, after deducting any outstanding lawful dues from the Licensee for which consequences along with outstanding Electricity charges, Telephone charges and interest @ 12% p .a on said amount, or any part thereof without prejudice to any other rights or remedies which the Licensor may have under the License Agreement or under any other Agreement or under law and in such event the consequences stipulated in clause 9.3, shall apply.

9.2
Apart from the specific termination right of the Licensee as provided under Clause 1 herein above, the Licensee may after the lock in period of 36 months terminate this agreement by giving to the Licensor 3 (Three) month’s written notice of their intention to terminate this agreement. However, it is hereby fully clarified that the notice to terminate the License can be given by the Licensee even during the Lock-in period in the manner that the termination of License by the Licensee takes effect immediately on completion/expiry of the Lock-in period.  Upon the expiry of the said period of three months, the Licensee shall vacate the said licensed premises as stipulated elsewhere in this Agreement on receipt of refund of the security deposit from the Licensor and if the Licensor fails to refund the security deposit simultaneously at the time of Licensee prepared to vacate the Licensed Premises, the consequences detailed herein above in Clause 6.1 for non-refund of security deposit by the Licensor, shall automatically ensue.

9.3	Upon termination of the Agreement as mentioned hereinabove or sooner determination of this Agreement for any reason whatsoever

(a)
The Licensee shall remove or cause to be removed itself, its agents and all its employees and all other person or persons and their respective belongings, chattels, articles and things from the Licensed Premises and shall hand over to the Licensor, on simultaneously receiving the refund of the security deposit from the Licensor, vacant, quiet, peaceful and furnished possession of the Licensed Premises together with the furniture, fittings and fixtures provided by the Licensor in good condition, except normal wear and tear or expiry of useful life due to passage of time or usage.

(b)
Without prejudice to any other rights or remedies with the Licensor may have under this Agreement with the Licensee or under laws or otherwise howsoever including the right to recover the Licensed Premises as aforesaid and in addition there to, until such time as the Licensee or any of its employees or its servants and/or agents or any other person as aforesaid shall use and occupy the Licensed Premises or any part thereof after expiration or sooner determination of this License and such use and occupation of Licensee is not due to failure on the part of the Licensor to refund the security deposit of the Licensee, and there being no fault lapse or breach on the part of the Licensor, the Licensee shall, over and above the License Fee stated in clause 5 above, be liable to pay to the Licensor, INR 10,00,000 along with the applicable license fees until the Licensee vacate the Licensed Premises as aforesaid as and by way of Liquidized damages  and not by way of penalty.

(c)
In the event of failure and/or neglect on the part of the Licensor to refund the interest free deposit, against the Licensee vacating the Licensed Premises by itself and/or by its agents/servants and employees, the Licensee shall be entitled to receive interest calculable @ 18% p.a on the amounts to be refunded by the Licensor to the Licensee from the date it became refundable till the date of refund and the same shall be in addition to the right of the Licensee as provided under Clause 6.1 herein above.

10.	NO LEASE, TENANCY ETC:

10.1
The use and occupation by the Licensee of the Licensed Premises is confined only to the Licensed Premises and except the rights provided under this Agreement the same neither amounts to nor is it intended to create any tenancy, sub-tenancy rights or as transferring any rights, title and interest of any nature whatsoever in favour of the Licensee in, over or upon the Licensed Premises or any part or parts thereof, save group companies, subsidiaries and affiliates.

10.2
At no point of time, irrespective of any change in law, the Licensee will claim and, or anyone on behalf of the Licensee contained that this Agreement or the use and occupation of the Licensed Premises amounts to create on lease, tenancy or sub-tenancy rights or creates or transfers any right title, interest, easement of any nature whatsoever in favour of the Licensee in, over or upon the Licensed premises of any parts thereof.

10.3
The Licensed premises is given to the Licensee on a Leave and License basis and the Licensee will not be entitled to transfer the benefits of this Agreement to anybody else or will not be entitled to allow anybody else and / or any other person or entity to occupy the Licensed Premises or any part thereof, save group companies, subsidiaries and affiliates.

10.4
It is expressly agreed by and between the parties hereto that the License fee payable by the Licensee to the Licensor shall for all purposes be deemed to be the fair and reasonable License fee and the Licensee shall not under any circumstances challenge the same in any court of law or any other authority or tribunal or forum as not being fair License fee in respect of the License herein granted of the Licensed Premises.

10.5
If as a result of any legislation, the Licensee becomes entitled to continue the use or occupation of the Licensed Premises against the will or desire of the Licensor or if any of the rights, powers or privileges of the Licensor becomes incapable of legal recognition or enforcement in their entirety, in such event, the Licensee shall not take advantage of such legislation and shall continue to use the Licensed premises in accordance with this Agreement and the provisions of such legislation shall, so far they are inconsistent with the provisions of this Agreement, be deemed to have been waived by the Licensee.

11.	NOTICE

11.1
Any notice required to be served upon the Licensee shall be sufficiently served upon if posted by Registered A/D post or hand-delivered to the Licensee in the Licensed Premises on taking proper acknowledgement with a copy to the parent company of the Licensee M/s. Cross Country Healthcare Inc at 6551 Park of Commerce Blvd, NW Boca Raton, Florida 33487, USA by fax (001-800-565-9774) and a confirmation copy by registered airmail for the attention of Ms. Susan Ball, General Counsel.

11.2	Any notice required to be served upon the Licensor shall be sufficiently served upon if posted by Registered A/D post or left at the address of the Licensor first given.

12.	STAMP DUTY & REGISTRATION

The Licensee shall bear and pay the Stamp Duty and Registration Charges payable in respect of execution and registration of this Leave and License Agreement. The Original of this Leave and License Agreement shall be retained by the Licensee and its duly executed copy shall be retained by the Licensor.

13.	NON-WAIVER

No failure on the part of the Licensor / Licensee to exercise, and no delay on the part of the Licensor / Licensee in exercising any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or future exercise thereof or the exercise of any other right. The remedies herein are cumulative and not exclusive of any remedies provide by law.

14.	PARTIAL INVALIDITY

If at any time, any provision of this Agreement shall become or be held illegal, invalid or unenforceable in any respect under any law, then the legality, validity or enforceability of the remaining provisions shall not in any way be thereby effected or impaired. Any invalid or unenforceable provisions of this Agreement shall be replaced with a provision which is valid and enforceable and most nearly reflects the original intent of the invalid or enforceable provision.

15.	SUPERSESSION

This Agreement constitutes the entire agreement between the Licensor and Licensee and supersedes all prior understandings and writings between the parties.

16.	DISPUTE RESOLUTION MECHANISM

It is hereby agreed by and between the parties hereto that in case any disputes or difference arises between the parties with regards to the terms and conditions of this Agreements of relating to the Interpretation thereof, the same shall be referred to an arbitrator appointed on mutual consent of the Licensor and Licensee and such arbitration shall be in accordance with the provision of the Arbitration and Conciliation Act, 1996, or any statutory modification or re-enactment thereof for the time being in force. The arbitration shall be held in Pune and the proceedings shall be conducted in the English language. The parties agree that the arbitration awards shall be final and may be enforced as a decree. The parties further agree that only the competent courts of jurisdiction at Pune shall have exclusive jurisdiction in all matters arising there under.  Notwithstanding the pending of settlement of any disputes or difference between the parties, the Licensee shall continue to pay License Fee to the Licensor regularly and punctually, so long as the Licensee is in use and occupation of the Licensed Premises and the Licensor is not in violation of any of its obligations.

No alteration amendment or modification of any of the terms of this Agreement shall be valid and binding unless signed by or on behalf of both the parties hereto.

This Agreement shall be governed by Indian laws to the exclusive jurisdiction of the Courts in Pune only.

18.
The Licensee Company by its Resolution of the Board of Directors  dated  11th October 2010 has approved this  agreement and has authorized the signatory hereunder to execute and register  this agreement . Copy of the said Resolution is annexed herewith.

19.	Stamp Duty Calculations:

Agreement period- 5 Years, Applicable Stamp Duty per year of L&L - INR 4000 Total Stamp Duty Applicable – INR 20,000 (Twenty Thousand Only)

SCHEDULE  1

THE SCHEDULE ABOVE REFERRED TO

(Description of said Licensed Premises)

All that piece and parcel of land and the building constructed thereon in the name of Meridian Plaza totally admeasuring Built up area. 20,700 sq.ft. with Carpet area of 15525 sqft comprised of Ground+ Basement+ 5 floors of the building, situated at Sr. No. 108 / 8 / 1 + 2 /1;  Senapati Bapat Road,  Pune 411 0 16 with the right to use and enjoy the terrace of the building and all areas and compounds around the building.

IN WITNESS WHEREOF the parties hereto have executed this Agreement in duplicate the day and year first herein above written.

SIGNED AND DELIVERED

Licensor

SUBHASH DATTATRAY ANGAL             /s/ Subhash Dattatray Angal

Subhash Dattatraya Angal in the presence of

1) /s/ Sudhir Gaikwad

2) /s/ Akalpita Gaikwad

SIGNED AND DELIVERED

for and on behalf of Licensee

Crosscountry Infotech Pvt. Ltd	)

Mr. Srinivas Chidumalla	) /s/ Srinivas Chidumalla

)

In the presence of

)

1)	/s/ Sudhir Gaikwad	)

2)	/s/ Akalpita Gaikwad	)

Annexure A- List of Furniture and Fixtures +Assets provided

Sr. No	Item	Make	Model/Quantity
1	Civil and Furniture		False ceiling, full height partitions, cabin/conf room doors etc.
2	Electrical, voice and network cabling		For all Workstations and networking equipments.
3	AC Machines with ducting	Hitachi	11T-6nos, 8.3T-2nos, 5.5T-6 nos, 3.5T-1 no, 2T-2 nos.
4	Modular Furniture	MOF	3 PL/PM cubicles, 36 cabins, 171 wrkstns. Wrkstns size : 1500mm x 1500mm x 1200mm
5	UPS & Batteries	UPS - DB, Batteries- Rocket	7.5 KVA - 3 nos, 10 KVA - 5nos, 5 KVA - 2 nos, Batteries : 42 AH- 144 nos, 40AH- 20nos, 65AH- 20 nos.
6	Carpet		Excluding passages
7	Chairs	Inertia	300 nos
8	Access control system	Zicom	4 doors controlled with access control Readers - 7 nos.
9	Fire Alarm System	Zicom	Conventional 4 Zone fire alarm panel (1no) with 150 nos detectors.
10	Vertical blinds
11	Fire Extinguishers		11 nos ABC 2 kg, 3 nos ABC 5kg, 5 nos DCP 5 kg, 10 nos CO2 2 kg
12	Frames & pictures
13	LCD TV	LG	2 nos
14	Cafeteria furniture		6 plastic tables and 24 plastic chairs
15	Reception furniture
16	Elevator	Schindler	2 nos
17	DG sets	Kirloskar	160 KVA -2 nos with AMF Panels